Exhibit 99.906CT

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: The Prudential Variable Contract Account-11

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:	February 23, 2007	/s/ Judy A. Rice
Judy A. Rice
President and Principal Executive Officer

Date:	February 23, 2007	/s/ Grace C. Torres
Grace C. Torres
Treasurer and Principal Financial Officer